UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2011

AMERICAN REPROGRAPHICS COMPANY
 (Exact name of registrant as specified in its charter)

STATE OF DELAWARE	001-32407	20-1700361
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1981 N. Broadway, Suite 385, Walnut Creek, California	94596
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 949-5100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2011, American Reprographics Company (the “Company”) announced the appointment of Dilantha “Dilo” Wijesuriya as Chief Operating Officer, effective February 25, 2011. As Chief Operating Officer, Mr. Wijesuriya will oversee the operations of the Company and will take on a larger role in the Company’s strategic development, especially with regard to international operations, and will continue to spearhead the Company’s brand and operational consolidation initiatives. Mr. Wijesuriya’s annual base salary will be comprised of $350,000 in cash compensation and $200,000 in stock options, and he will be eligible to receive an annual cash incentive bonus of up to $350,000.

Mr. Wijesuriya, 49, began his career with the Company as a manager at the Company’s Ford Graphics division in San Francisco in January 1991. He subsequently became president of the division in 2001, and became a regional operations head of the Company in 2004. In August 2008, Mr. Wijesuriya was appointed as Senior Vice President – National Operations, an executive officer of the Company. Prior to his employment with the Company, Mr. Wijesuriya was a division manager with Aitken-Spence, a multi-national conglomerate headquartered in Colombo, Sri Lanka, from 1981 to 1990.

A copy of the press release relating to Mr. Wijesuriya’s appointment as Chief Operating Officer is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	American Reprographics Company Press Release dated March 4, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REPROGRAPHICS COMPANY
Dated: March 4, 2011
	By:	/s/ Kumarakulasingam Suriyakumar

Kumarakulasingam Suriyakumar
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description
99.1	American Reprographics Company Press Release dated March 4, 2011